Exhibit 10.14

$18,000,000

FACILITY AGREEMENT

dated 20 September 2006

for

GOOD ‘N’ NATURAL LIMITED

as Borrower

with

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

as Lender

MULTICURRENCY TERM FACILITY AGREEMENT

JPMorgan Chase Bank, N.A.
125 London Wall
London EC2Y 5AJ

32.	Enforcement	32

Schedule 1	CONDITIONS PRECEDENT	33

Schedule 2	REQUESTS	34

	Part A Utilisation Request	34
	Part B Selection Notice	36

Schedule 3	MANDATORY COST FORMULAE	38

Schedule 4	TIMETABLES	40

THIS AGREEMENT is dated [                                    ] September 2006 and made between:

(1)                           GOOD ‘N’ NATURAL LIMITED,  a limited liability company registered at Companies House with registered number 5907954 and with its registered address at Samuel Ryder House, Townsend Drive, Attleborough Fields, Nuneaton, Warwickshire, CV11 6XW as borrower (the “Borrower”); and

(2)                           JPMORGAN CHASE BANK, N.A., LONDON BRANCH as lender (the “Lender”).

IT IS AGREED as follows:

1.           DEFINITIONS AND INTERPRETATION

1.1        Definitions

In this Agreement:

“Additional Cost Rate” has the meaning given to it in Schedule 3 (Mandatory Cost formulae).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including 6 October 2006.

“Available Facility” means the amount of the Facility, minus:

(a)                                     the Base Currency Amount of any outstanding Loans; and

(b)                                     in relation to any proposed Utilisation, the Base Currency Amount of any Loans that are due to be made on or before the proposed Utilisation Date.

“Base Currency” means dollars.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Lender’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Lender receives the Utilisation Request) adjusted to reflect any repayment (other than a repayment arising from a change of currency), prepayment, consolidation or division of the Loan.

“Break Costs” means the amount (if any) by which:

(a)                                     the interest which the Lender should have received for the period from the date of receipt of all or any part of a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                     the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and in relation to any date for payment or purchase of any amount denominated in dollars, New York.

“Default” means an Event of Default or any event or circumstance specified in Clause 19 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Event of Default” means any event or circumstance specified as such in Clause 19 (Events of Default).

“Facility” means the term loan facility in an aggregate amount of $18,000,000 made available under this Agreement as described in Clause 2 (The Facility) to the extent not cancelled, reduced or transferred under this Agreement.

“Facility Office” means the office or offices identified with the Lender’s signature below or such other office as it may from time to time select by notice to the Borrower as the office or offices through which it will perform its obligations under this Agreement.

“Finance Document” means this Agreement and any other document designated as such by the Lender and the Borrower.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                     moneys borrowed;

(b)                                     any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)                                      any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                     the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                                      receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                                       any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                      any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                     any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)                                         any amount raised by the issue of redeemable shares;

(j)                                        any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

(k)                                     (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“GAAP” means generally accepted accounting principles in England and Wales.

“Guarantee” means the guarantee dated on or about the date of this Agreement, provided by the Guarantor in favour of the Lender in relation to all of the obligations of the Borrower under the Finance Documents.

“Guarantor” means NBTY, Inc. a corporation incorporated in the state of New York, with its address at 90 Orville Drive, Bohemia, NY 11716, United States.

“Guarantor Credit Agreement” means the US$125,000,000 second amended and restated credit agreement dated as of 24 July 2003 (as amended and restated on 19 December 2003 and further amended and restated as of 1 August 2005 and further amended or restated from time to time (which shall be deemed to include any documentation executed to refinance the credit facilities made available to the Guarantor pursuant to such agreement)) between, inter alia, the Guarantor as borrower, the Lender as Administrative Agent and Collateral Agent and Bank of America, N.A. as syndication agent.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Lender’s Spot Rate of Exchange” means the Lender’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“LIBOR” means in relation to any Loan and any Interest Period, the rate per annum at which the Lender was offering to prime banks in the London Interbank Market deposits in dollars for such period at or about 11.00 a.m. (London time) on the Quotation Date for such Interest Period.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Mandatory Cost” means the percentage rate per annum calculated by the Lender in accordance with Schedule 3 (Mandatory Cost formulae).

“Margin” means 1.25 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)                                     the business, operations, property, condition (financial or otherwise) or prospects of the Borrower;

(b)                                     the ability of the Borrower to perform its obligations under the Finance Documents; or

(c)                                      the validity or enforceability of the Finance Documents or the rights or remedies of the Lender under the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                     (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)                                     if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)                                      if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Optional Currency” means sterling.

“Party” means a party to this Agreement.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                     if the currency is domestic sterling the first day of that period;

(b)                                     for dollars two Business Days before the first day of that period.

“Repeating Representations” means each of the representations set out in Clauses 16.1 (Status) to 16.6 (Governing law and enforcement), Clause 16.9 (No default), sub-clause 16.10.4 of Clause 16.10 (No misleading information), Clause 16.11 (Pari passu ranking) and Clause 16.12 (No proceedings pending or threatened).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 2 (Requests) given in accordance with Clause 9 (Interest Periods).

“Specified Time” means a time determined in accordance with Schedule 4 (Timetables).

“Subsidiary” means a subsidiary within the meaning of section 736 of the Companies Act 1985.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Termination Date” means 29 December 2006.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 2 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2        Construction

1.2.1                         Unless a contrary indication appears any reference in this Agreement to:

(a)                    the “Borrower”, the “Lender” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b)                    “assets” includes present and future properties, revenues and rights of every description;

(c)                     a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(d)                    “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)                     a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(f)                      a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(g)                     a provision of law is a reference to that provision as amended or re-enacted; and

(h)                    a time of day is a reference to London time.

1.2.2                         Section, Clause and Schedule headings are for ease of reference only.

1.2.3                         Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4                         A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3        Currency Symbols and Definitions

“$” and “dollars” denote lawful currency of the United States of America. “£” and “sterling” denotes lawful currency of the United Kingdom.

1.4        Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

2.           THE FACILITY

Subject to the terms of this Agreement, the Lender makes available to the Borrower a multicurrency term loan facility in an aggregate amount of $18,000,000 to be fully drawn down by the Borrower in a single Utilisation during the Availability Period.

3.           PURPOSE

3.1        Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards its general corporate purposes.

3.2        Monitoring

The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.           CONDITIONS OF UTILISATION

4.1        Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Lender. The Lender shall notify the Borrower promptly upon being so satisfied.

4.2        Further conditions precedent

4.2.1                         The Lender will only be obliged to make a Loan available to the Borrower if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                    no Default is continuing or would result from the proposed Loan; and

(b)                    the Repeating Representations to be made by the Borrower are true in all material respects.

4.3        Maximum number of Loans

4.3.1                         The Borrower may not deliver a Utilisation Request if, as a result of the proposed Utilisation, more than one (1) Loan would be outstanding.

4.3.2                         The Borrower may not request that a Loan be divided if, as a result of the proposed division, more than five (5) Loans would be outstanding.

5.           UTILISATION

5.1        Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time.

5.2        Completion of a Utilisation Request

5.2.1                         Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)                    the proposed Utilisation Date is a Business Day within the Availability Period;

(b)                    the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(c)                     the proposed Interest Period complies with Clause 9 (Interest Periods).

5.2.2                         Only one Loan may be requested in each Utilisation Request.

5.3        Currency and amount

5.3.1                         The currency specified in a Utilisation Request must be the Base Currency or the Optional Currency.

5.3.2                         The amount of the proposed Loan must be a minimum of $1,000,000 (or its equivalent in the Optional Currency) or if less, the Available Facility, in any event such that its Base Currency Amount is less than or equal to the Available Facility.

6.           REPAYMENT

6.1        Repayment of Loans

The Borrower shall repay the Loans made to it in full on the Termination Date.

7.           PREPAYMENT AND CANCELLATION

7.1        Illegality

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain any Loan:

7.1.1                         the Lender shall promptly notify the Borrower upon becoming aware of that event whereupon the Facility will be immediately cancelled; and

7.1.2                         the Borrower shall repay the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower.

7.2        Change of control

7.2.1                         If the Guarantor ceases to control the Borrower directly or indirectly:

(a)                    the Borrower shall promptly notify the Lender upon becoming aware of that event;

(b)                    the Lender shall not be obliged to fund a Utilisation; and

(c)                     the Lender may, by not less than 3 days notice to the Borrower, cancel the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

7.2.2                         For the purpose of sub-clause 7.2.1 above “control” means:

(a)                    the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)                       cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Borrower; or

(ii)                    appoint or remove all, or the majority, of the directors or other equivalent officers of the Borrower; or

(iii)                 give directions with respect to the operating and financial policies of the Borrower which the directors or other equivalent officers of the Borrower are obliged to comply with; or

(b)                    the holding of more than one-half of the issued share capital of the Borrower (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

7.3        Voluntary cancellation

The Borrower may, if it gives the Lender not less than 2 Business Days’ (or such shorter period as the Lender may agree) prior notice prior to the expiry of the Availability Period, cancel the whole or any part (being a minimum amount of $1,000,000) of the Available Facility.

7.4        Voluntary prepayment of Loans

7.4.1                         The Borrower may, if it gives the Lender not less than 2 Business Days’ (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of $1,000,000).

7.4.2                         A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

7.5        Restrictions

7.5.1                         Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.5.2                         Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

7.5.3                         The Borrower may not reborrow any part of the Facility which is prepaid.

7.5.4                         The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Available Facility except at the times and in the manner expressly provided for in this Agreement.

7.5.5                         No amount of the Facility cancelled under this Agreement may be subsequently reinstated.

8.           INTEREST

8.1        Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

8.1.1                         Margin;

8.1.2                         LIBOR; and

8.1.3                         Mandatory Cost, if any.

8.2        Payment of interest

On the last day of each Interest Period the Borrower shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

8.3        Default interest

8.3.1                         If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to sub-clause 8.3.2 below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Lender.

8.3.2                         If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)                    the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)                    the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

8.3.3                         Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4        Notification of rates of interest

The Lender shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

9.           INTEREST PERIODS

9.1        Selection of Interest Periods

9.1.1                         The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

9.1.2                         Each Selection Notice for a Loan is irrevocable and must be delivered to the Lender by the Borrower not later than the Specified Time.

9.1.3                         If the Borrower fails to deliver a Selection Notice to the Lender in accordance with sub-clause 9.1.2 above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods), be one Month.

9.1.4                         Subject to this Clause 9, the Borrower may select an Interest Period of one, three or six Months or any other period agreed between the Borrower and the Lender.

9.1.5                         An Interest Period for a Loan shall not extend beyond the Termination Date.

9.1.6                         Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2        Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3        Consolidation and division of Loans

9.3.1                         Subject to sub-clause 9.3.2 below, if two or more Interest Periods:

(a)                    relate to Loans in the same currency; and

(b)                    end on the same date;

those Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

9.3.2                         Subject to Clause 4.3 (Maximum number of Loans), if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans of the same currency, that Loan will, on the last day of its Interest Period, be so divided.

10.        CHANGES TO THE CALCULATION OF INTEREST

10.1      Market disruption

10.1.1                  If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)                    the Margin;

(b)                    the rate notified to the Borrower by the Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Lender of funding that Loan from whatever source it may reasonably select; and

(c)                     the Mandatory Cost, if any.

10.1.2                  In this Agreement “Market Disruption Event” means before close of business in London on the Quotation Day for the relevant Interest Period, the Lender determines that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.2      Alternative basis of interest or funding

10.2.1                  If a Market Disruption Event occurs and the Lender or the Borrower so requires, the Lender and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

10.2.2                  Any alternative basis agreed pursuant to sub-clause 10.2.1 above shall be binding on all Parties.

10.3      Break Costs

The Borrower shall, within three Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

11.        TAX GROSS UP AND INDEMNITIES

11.1      Definitions

11.1.1                  In this Agreement:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

11.1.2                  Unless a contrary indication appears, in this Clause 11 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

11.2      Tax gross-up

11.2.1                  The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

11.2.2                  The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

11.2.3                  If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

11.2.4                  If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

11.2.5                  Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.3      Tax indemnity

11.3.1                  The Borrower shall (within three Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender in respect of a Finance Document.

11.3.2                  Sub-clause 11.3.1 above shall not apply:

(a)                    with respect to any Tax assessed on the Lender:

(i)                       under the law of the jurisdiction in which the Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

(ii)                    under the law of the jurisdiction in which the Lender’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

(b)                    to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up).

11.3.3                  If the Lender makes or intends to make a claim under sub-clause 11.3.1 above, the Lender shall promptly notify the Borrower of the event which will give, or has given, rise to the claim.

11.4      Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability that the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.5      Value added tax

11.5.1                  All amounts set out, or expressed to be payable under a Finance Document by the Borrower to the Lender which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to sub-clause 11.5.2 below, if VAT is chargeable on any supply made by the Lender to the Borrower under a Finance Document, the Borrower shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and the Lender shall promptly provide an appropriate VAT invoice to the Borrower).

11.5.2                  Where a Finance Document requires the Borrower to reimburse the Lender for any costs or expenses, the Borrower shall also at the same time pay and indemnify the Lender against all VAT incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

12.        INCREASED COSTS

12.1      Increased costs

12.1.1                  Subject to Clause 12.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Lender, pay for the account of the Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (b) compliance with any law or regulation made after the date of this Agreement.

12.1.2                  In this Agreement “Increased Costs” means:

(a)                    a reduction in the rate of return from the Facility or on the Lender’s (or its Affiliate’s) overall capital;

(b)                    an additional or increased cost; or

(c)                     a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into a commitment or funding or performing its obligations under any Finance Document.

12.2      Increased cost claims

If the Lender intends to make a claim pursuant to Clause 12.1 (Increased costs), the Lender shall promptly notify the Borrower.

12.3      Exceptions

12.3.1                  Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)                    attributable to a Tax Deduction required by law to be made by the Borrower;

(b)                    compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in sub-clause 11.3.2 of Clause 11.3 (Tax indemnity) applied);

(c)                     compensated for by the payment of the Mandatory Cost; or

(d)                    attributable to the wilful breach by the Lender or its Affiliates of any law or regulation.

12.3.2                  In this Clause 12.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 11.1 (Definitions).

13.        OTHER INDEMNITIES

13.1      Currency indemnity

13.1.1                  If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)                    making or filing a claim or proof against the Borrower;

(b)                    obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

13.1.2                  The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2      Other indemnities

13.2.1                  The Borrower shall, within three Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

(a)                    the occurrence of any Event of Default;

(b)                    a failure by the Borrower to pay any amount due under a Finance Document on its due date;

(c)                     funding, or making arrangements to fund, a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender); or

(d)                    a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

13.2.2                  The Borrower shall promptly indemnify the Lender against any cost, loss or liability incurred by the Lender (acting reasonably) as a result of:

(a)                    investigating any event which it reasonably believes is a Default; or

(b)                    acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.        MITIGATION BY THE LENDER

14.1      Mitigation

14.1.1                  The Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 11 (Tax gross-up and indemnities), Clause 12 (Increased costs) or paragraph 3 of Schedule 3 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

14.1.2                  Sub-clause 14.1.1 above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2      Limitation of liability

14.2.1                  The Borrower shall indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 14.1 (Mitigation).

14.2.2                  The Lender is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

15.        COSTS AND EXPENSES

15.1      Transaction expenses

The Borrower shall promptly on demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

15.1.1                  this Agreement and any other documents referred to in this Agreement; and

15.1.2                  any other Finance Documents executed after the date of this Agreement.

15.2      Amendment costs

If:

15.2.1                  the Borrower requests an amendment, waiver or consent; or

15.2.2                  an amendment is required pursuant to Clause 23.8 (Change of currency),

the Borrower shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

15.3      Enforcement costs

The Borrower shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

16.        REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 16 to the Lender on the date of this Agreement.

16.1      Status

16.1.1                  It is a limited liability company, duly incorporated and validly existing under the laws of England and Wales.

16.1.2                  It has the power to own its assets and carry on its business as it is being conducted.

16.2      Binding obligations

The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

16.3      Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

16.3.1                  any law or regulation applicable to it;

16.3.2                  its constitutional documents; or

16.3.3                  any agreement or instrument binding upon it or any of its assets.

16.4      Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.5      Validity and admissibility in evidence

All Authorisations required or desirable:

16.5.1                  to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

16.5.2                  to make the Finance Documents to which it is a party admissible in evidence in England and Wales,

have been obtained or effected and are in full force and effect.

16.6      Governing law and enforcement

16.6.1                  The choice of English law as the governing law of the Finance Documents will be recognised and enforced in England and Wales.

16.6.2                  Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in England and Wales.

16.7      Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.8      No filing or stamp taxes

Under the laws of England and Wales it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

16.9      No default

16.9.1                  No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

16.9.2                  No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

16.10    No misleading information

16.10.1           Any factual information provided to the Lender prior to the date of this Agreement by the Borrower was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

16.10.2           All financial projections provided to the Lender prior to the date of this Agreement by the Borrower have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

16.10.3           Nothing has occurred or been omitted from any factual information and no information has been given or withheld that results in the information provided to the Lender prior to the date of this Agreement being untrue or misleading in any material respect.

16.10.4           All written information (other than the information provided pursuant to sub-clauses 16.10.1 to 16.10.3 above) supplied by it is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

16.11    Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

16.12    No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

16.13    Repetition

The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

17.        INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any commitment is in force.

17.1      Information: miscellaneous

The Borrower shall supply to the Lender:

17.1.1                  all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

17.1.2                  promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it, and which might, if adversely determined, have a Material Adverse Effect; and

17.1.3                  promptly, such further information regarding the financial condition, business and operations of the Borrower as the Lender may reasonably request.

17.2      Notification of default

17.2.1                  The Borrower shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

17.2.2                  Promptly upon a request by the Lender, the Borrower shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

17.3      “Know your customer” checks

If:

17.3.1                  the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

17.3.2                  any change in the status of the Borrower or the composition of the shareholders of the Borrower after the date of this Agreement; or

17.3.3                  a proposed assignment by the Lender of any of its rights under this Agreement,

obliges the Lender (or, in the case of sub-clause 17.3.3 above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in sub-clause 17.3.3 above, on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in sub-clause 17.3.3 above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.        GENERAL UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any commitment is in force.

18.1      Authorisations

The Borrower shall promptly:

18.1.1                  obtain, comply with and do all that is necessary to maintain in full force and effect; and

18.1.2                  supply certified copies to the Lender of,

any Authorisation required under any law or regulation of England and Wales to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

18.2      Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

18.3      Negative pledge

18.3.1                  The Borrower shall not create or permit to subsist any Security over any of its assets.

18.3.2                  The Borrower shall not:

(a)                    sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

(b)                    sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)                     enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)                    enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

18.4      Merger

The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

18.5      Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower from that carried on at the date of this Agreement.

18.6      Insurance

The Borrower shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

18.7      Taxation

The Borrower shall duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) such payment can be lawfully withheld).

19.        EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 19 is an Event of Default.

19.1      Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is made within 2 Business Days of its due date.

19.2      Other obligations

19.2.1                  The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 19.1 (Non-payment).

19.2.2                  No Event of Default under sub-clause 19.2.1 above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Lender giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

19.3      Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

19.4      Cross default

19.4.1                  Any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period.

19.4.2                  Any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

19.4.3                  Any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by a creditor of the Borrower as a result of an event of default (however described).

19.4.4                  Any creditor of the Borrower becomes entitled to declare any Financial Indebtedness of the Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

19.4.5                  No Event of Default will occur under this Clause 19.4 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within sub-clauses 19.4.1 to 19.4.4 above is less than $1,000,000 (or its equivalent in another currency or currencies).

19.5      Insolvency

19.5.1                  The Borrower is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

19.5.2                  The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

19.5.3                  A moratorium is declared in respect of any indebtedness of the Borrower.

19.6      Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

19.6.1                  the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower other than a solvent liquidation or reorganisation of the Borrower;

19.6.2                  a composition, compromise, assignment or arrangement with any creditor of the Borrower;

19.6.3                  the appointment of a liquidator (other than in respect of a solvent liquidation of the Borrower), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Borrower or any of its assets; or

19.6.4                  enforcement of any Security over any assets of the Borrower,

or any analogous procedure or step is taken in any jurisdiction.

19.7      Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower.

19.8      Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

19.9      Repudiation

The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

19.10    Guarantee Default

19.10.1           It is or becomes unlawful for the Guarantor to perform any of its obligations under the Guarantee.

19.10.2           The Guarantor repudiates the Guarantee or evidences an intention to repudiate the Guarantee.

19.10.3           The Guarantor breaches any term of the Guarantee or fails to perform any of its obligations under the Guarantee.

19.11    Guarantor Cross Default

Any event of default (howsoever described) occurs under the Guarantor Credit Agreement.

19.12    Material adverse change

Any event or circumstance occurs which the Lender reasonably believes might have a Material Adverse Effect.

19.13    Acceleration

On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

19.13.1           cancel the Facility whereupon the Facility shall immediately be cancelled;

19.13.2           declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

19.13.3           declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

20.        CHANGES TO THE LENDER

20.1      Assignments by the Lender

The Lender may assign any of its rights to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

20.2      Conditions of assignment

20.2.1                  An assignment will only be effective on:

(a)                    receipt by the Borrower of written confirmation from the New Lender (in form and substance satisfactory to the Borrower (acting reasonably)) that the New Lender will assume the same obligations to the other Parties as it would have been under if it was the Lender; and

(b)                    performance by the Lender of all “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Lender shall promptly notify to the New Lender.

20.2.2                  If:

(a)                    the Lender assigns any of its rights under the Finance Documents or changes its Facility Office; and

(b)                    as a result of circumstances existing at the date the assignment or change occurs, the Borrower would be obliged to make a payment to the New Lender (or the Lender acting through its new Facility Office) under Clause 11 (Tax gross-up and indemnities) or Clause 12 (Increased costs), then the New Lender (or the Lender acting through its new Facility Office) is only entitled to receive payment under those Clauses to the same extent as the Lender (or the Lender acting through its previous Facility Office) would have been if the assignment or change had not occurred.

20.3      Limitation of responsibility of the Lender

20.3.1                  Unless expressly agreed to the contrary, the Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)                    the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)                    the financial condition of the Borrower;

(c)                     the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(d)                    the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

20.3.2                  Each New Lender confirms to the Lender that it:

(a)                    has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with this Agreement and has not relied exclusively on any information provided to it by the Lender in connection with any Finance Document; and

(b)                    will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any commitment is in force.

20.3.3                  Nothing in any Finance Document obliges the Lender to:

(a)                    accept a re-assignment from a New Lender of any of the rights assigned under this Clause 20; or

(b)                    support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

20.4      Disclosure of information

The Lender may disclose to any of its Affiliates and any other person:

20.4.1                  to (or through) whom the Lender assigns (or may potentially assign) all or any of its rights under this Agreement;

20.4.2                  with (or through) whom the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

20.4.3                  to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about the Borrower and the Finance Documents as the Lender shall consider appropriate.

21.        CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

22.        CONDUCT OF BUSINESS BY THE LENDER

22.1      No provision of this Agreement will:

22.1.1                  interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

22.1.2                  oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

22.1.3                  oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

23.        PAYMENT MECHANICS

23.1      Payments to the Lender

23.1.1                  On each date on which the Borrower is required to make a payment under a Finance Document, the Borrower shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

23.1.2                  Payment shall be made to the relevant accounts below (or such other account as the Lender may specify for such purposes):

Payments in Dollars

Pay to (Name of Bank):  J P Morgan Chase New York

SWIFT Address:  CHASUS33XXX

Account No:  0010962009

Account Name: J P Morgan Chase Bank, London

SWIFT:  CHASGB2L

Ref:  European Loans “Good ‘N’ Natural Limited”

Payments in Sterling

Pay to (Name of Bank): J P Morgan Chase Bank, London (CHASGB2L)

Address:                                                 Direct Sort Code 60-92-42

Reference:                                     Attn LDNLOANS/ Good ‘N’ Natural Limited

23.2      Payments to the Borrower

23.2.1                  On each date on which this Agreement requires an amount to be paid by the Lender, the Lender shall make the same available to the Borrower in such funds and to such account with such bank as the Borrower shall specify from time to time.

23.2.2                  A payment will be deemed to have been made by the Lender on the date on which it was required to be made under this Agreement if the Lender has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing system used by the Lender in order to make the payment.

23.3      Distributions to the Borrower

The Lender may (with the consent of the Borrower or in accordance with Clause 24 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

23.4      Partial payments

23.4.1                  If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Lender shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(a)       first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender under the Finance Documents;

(b)       secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(c)       thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)       fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

23.4.2                  The Lender may vary the order set out in paragraphs (b) to (d) of sub-clause 23.4.1 above.

23.4.3                  Sub-clauses 23.4.1 and 23.4.2 above will override any appropriation made by the Borrower.

23.5      No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

23.6      Business Days

23.6.1                  Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

23.6.2                  During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

23.7      Currency of account

23.7.1                  Subject to sub-clauses 23.7.2 to 23.7.5 below, the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document.

23.7.2                  A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

23.7.3                  Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

23.7.4                  Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

23.7.5                  Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

23.8      Change of currency

23.8.1                  Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)                    any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Borrower); and

(b)                    any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

23.8.2                  If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London Interbank Market and otherwise to reflect the change in currency.

24.                         SET-OFF

The Lender may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

25.        NOTICES

25.1      Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

25.2      Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

25.2.1                  in the case of the Borrower, that identified with its name below; and

25.2.2                  in the case of the Lender, that identified with its name below other than in relation to operational matters (such as Utilisation Requests) which should be sent to:

European Loan Operations
4th Floor Prestige Knowledge Park
Near Marathalli Junction, Outer Ring Road
Kadabeesanahalli
Vathur Hobli
Bangalore
560087

For the attention of:

Bipin Tiwari/Sharath S Shetty/Karthikesh Ema/Veena B Gowda

Fax:

+ 44 (0)20 7492 3297

+ 44 (0)20 7492 3298

or any substitute address, fax number or department or officer as the Party may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five Business Days’ notice.

25.3      Delivery

25.3.1                  Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)                    if by way of fax, when received in legible form; or

(b)                    if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 25.2 (Addresses), if addressed to that department or officer.

25.3.2                  Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender’s signature below (or any substitute department or officer as the Lender shall specify for this purpose).

25.4      English language

25.4.1                  Any notice given under or in connection with any Finance Document must be in English.

25.4.2                  All other documents provided under or in connection with any Finance Document must be:

(a)                    in English; or

(b)                    if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

26.        CALCULATIONS AND CERTIFICATES

26.1      Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

26.2      Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3      Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days for any amounts in dollars and 365 days for any amounts in sterling.

27.        PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

28.        REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

29.        AMENDMENTS AND WAIVERS

Any term of the Finance Documents may be amended or waived only with the consent of the Lender and the Borrower and any such amendment or waiver will be binding on all Parties.

30.        COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

31.        GOVERNING LAW

This Agreement is governed by English law.

32.        ENFORCEMENT

32.1      Jurisdiction

32.1.1                  The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

32.1.2                  The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

32.1.3                  This Clause 32.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

(a)                                     A copy of the constitutional documents of the Borrower.

(b)                                     A copy of a resolution of the board of directors of the Borrower:

(i)                        approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

(ii)                     authorising a specified person or persons to execute the Finance Documents on its behalf; and

(iii)                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

(c)                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                                     A certificate of the Borrower (signed by a director or the company secretary) confirming that borrowing the Facility would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

(e)                                      A certificate of the Borrower (signed by a director or the company secretary) certifying that each copy document relating to it specified in paragraphs (a) to (c) (inclusive)in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)                                       Evidence that the costs and expenses (if any) then due from the Borrower pursuant to Clause 15 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(g)                                      The Guarantee duly executed by the Guarantor and in form and substance satisfactory to the Lender.

(h)                                     A copy of a resolution of the board of directors of the Guarantor approving the terms of, and the transactions contemplated by, the Guarantee Documents and resolving that it execute the Guarantee.

(i)                                         An up to date incumbency certificate of the Guarantor setting out the names and specimen signatures of each person authorised to execute the Guarantee on its behalf.

SCHEDULE 2

REQUESTS

Part A

Utilisation Request

From:               Good ‘N’ Natural Limited

To:                                      JPMorgan Chase Bank, N.A., London Branch

European Loan Operations
4th Floor Prestige Knowledge Park
Near Marathalli Junction, Outer Ring Road
Kadabeesanahalli
Vathur Hobli
Bangalore
560087

Contact names, Telephone, Email:

Bipin Tiwari
Tel:  91-80-41760739
Email: bipin.s.tiwari@jpmchase.com

Sharath S Shetty
Tel:  91-80-41760744
Emai:  sharath.s.shetty@jpmchase.com

Karthikesh Ema
Tel:  91-80-41760743
Email:  karthikesh.b.ema@jpmchase.com

Veena B Gowda
Tel:  91-80-41760745
Email:  veena.b.gowda@jpmchase.com

Fax Numbers:

44 (0)20 7492 3297

44 (0)20 7492 3298

Dated:

Dear Sirs

Good ‘N’ Natural Limited – $18,000,000 Facility Agreement

dated [     ] 2006 (the “Agreement”)

1.                                We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                                We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	Dollars/Sterling

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

3.                                We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.                                The proceeds of this Loan should be credited to [account].

5.                                This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Good ‘N’ Natural Limited

Part B
Selection Notice

From:                        Good ‘N’ Natural Limited

To:                                      JPMorgan Chase Bank, N.A., London Branch

European Loan Operations
4th Floor Prestige Knowledge Park
Near Marathalli Junction, Outer Ring Road
Kadabeesanahalli
Vathur Hobli
Bangalore
560087

Contact names, Telephone, Email:

Bipin Tiwari
Tel:  91-80-41760739
Email: bipin.s.tiwari@jpmchase.com

Sharath S Shetty
Tel:  91-80-41760744
Emai:  sharath.s.shetty@jpmchase.com

Karthikesh Ema
Tel:  91-80-41760743
Email:  karthikesh.b.ema@jpmchase.com

Veena B Gowda
Tel:  91-80-41760745
Email:  veena.b.gowda@jpmchase.com

Fax Numbers:

44 (0)20 7492 3297

44 (0)20 7492 3298

Dated:                    [           ]

Dear Sirs

Good ‘N’ Natural Limited – US$18,000,000 Facility Agreement
dated [           ] 2006 (the “Agreement”)

1.                                We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.                                We refer to the following Loan in [Dollars/Sterling] with an Interest Period ending on [date].

3.                                [We request that the above Loan be divided into [             ] Loans in the same currency and with the following Interest Periods:     [         ]]

or

[We request that the next Interest Period for the above Loan[s] is [      ]].

4.                                This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
Good ‘N’ Natural Limited

SCHEDULE 3
MANDATORY COST FORMULAE

1.                                The Mandatory Cost is an addition to the interest rate in relation to the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below (expressed as a percentage rate per annum).

3.                                The Additional Cost Rate for the Lender if lending from a Facility Office in a Participating Member State will be the percentage determined by the Lender as the cost of complying with the minimum reserve requirements of the European Central Bank.

4.                                The Additional Cost Rate for the Lender if lending from a Facility Office in the United Kingdom will be calculated by the Lender as follows:

(a)                                     in relation to a domestic sterling Loan:

AB + C(B – D) + E x 0.01	per cent. per annum
100 – (A + C)

(b)                                     in relation to a Loan in dollars:

E x 0.01	per cent. per annum.
300

Where:

A                                            is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                            is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

C                                            is the percentage (if any) of Eligible Liabilities which the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                                            is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing Special Deposits.

E                                             is the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by the Lender as being the average of the Fee Tariffs applicable to the Lender) and expressed in pounds per £1,000,000 of the Tariff Base of the Lender.

5.                                For the purposes of this Schedule:

(a)                                     “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                                     “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                                      “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                                     “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.                                In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.                                The Lender shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates the Lender.

8.                                Any determination by the Lender pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

9.                                The Lender may from time to time, after consultation with the Borrower determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 4
TIMETABLES

	Loans in dollars	Loans in domestic sterling

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	U-3 9.30am	U-1 9.30am

Lender determines the Base Currency equivalent (for commitment utilization purposes) where an amount of a Loan in the Optional Currency has been requested i.e. on delivery of a Utilisation request)	—	U-1 9.30am

Lender determines amount of the Loan in Optional Currency converted into from the Base Currency (i.e. on delivery of a Utilisation request)	—	U-1 9.30am

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time	Quotation Day as of 11:00 a.m.

“U” = date of utilisation

“U - X” = X Business Days prior to date of utilisation

SIGNATURES

THE BORROWER

GOOD ‘N’ NATURAL LIMITED

By:	/s/ Barry Vickers

Name:	Barry Vickers

Title:	Chief Executive Officer

Address:	Samuel Ryder House
Townsend Drive
Attleborough Fields
Nuneaton
Warwickshire
CV11 6XW

Fax:	02476-320034

Attention:	Mr. R. Craddock

THE LENDER

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

By:	/s/ Alastair Stevenson

Name:	Alastair Stevenson

Title:	Managing Director

Address:	125 London Wall
London EC2Y 5AJ

Fax:	+44 20 7777 4781

Attention:	Alastair Stevenson